File No. 333-122170

    As filed with the Securities and Exchange Commission on September 1, 2006


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                VAIL BANKS, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

              COLORADO                                          84-1250561
  (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


                               0015 BENCHMARK ROAD
                                    SUITE 300
                              AVON, COLORADO 81620
                                 (970) 476-2002
     (ADDRESS AND TELEPHONE NUMBER OF ISSUER'S PRINCIPAL EXECUTIVE OFFICES)

           VAIL BANKS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                               LAURA F. BEDNARSKI
                          VICE PRESIDENT AND SECRETARY
                                VAIL BANKS, INC.
                                800 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 303-7815
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                                LAWRENCE S. MAKOW
                         WACHTELL, LIPTON, ROSEN & KATZ
                               51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000

                                EXPLANATORY NOTE


     The Registration Statement on Form S-8 (Registration No. 333-122170) (the "REGISTRATION STATEMENT") of Vail Banks, Inc. ("VBI"), pertaining to the registration of certain securities of VBI issuable to eligible employees of VBI under the Vail Banks, Inc. Amended and Restated Stock Incentive Plan (the "SHARE PLAN"), to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on January 20, 2005.

     On September 1, 2006, the merger (the "MERGER") of Powder Acquisition Corp. with and into Vail Banks, Inc. was consummated pursuant to the Agreement and Plan of Merger, by and among U.S. Bancorp, Powder Acquisition Corp. and VBI, dated as of May 31, 2006 (the "MERGER AGREEMENT"). At the effective time of the Merger, among other things, each incentive stock option, nonqualified stock option, restricted stock award and performance share award outstanding at the effective time of the Merger (each, an "AWARD") previously awarded under the Share Plan was automatically cancelled and converted into the right to receive a cash payment in accordance with the terms and conditions of the Merger Agreement.

     No further securities will be offered, sold, or awarded under the Share Plan or Awards after the effective time of the Merger. In accordance with an undertaking made by VBI in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities offered pursuant to the Registration Statement which remain unsold at the termination of the offering, VBI hereby removes from registration all securities registered under the Registration Statement which remain unsold as of September 1, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on September 1, 2006.

                                    VAIL BANKS, INC.


                                    /s/ Richard C. Hartnack
                                    ----------------------------------------

                                    Name:     Richard C. Hartnack
                                    Title:    President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 1, 2006:


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/s/ Richard C. Hartnack                   /s/ David M. Moffett
---------------------------------         ---------------------------------
Name:   Richard C. Hartnack               Name:   David M. Moffett
Title:  President (principal              Title:  Vice Chairman,
        executive  officer)                       Chief Financial
                                                  Officer and Director
                                                  (principal financial
                                                  and accounting officer)

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/s/ Lee R. Mitau
---------------------------------
Name:   Lee R. Mitau
Title:  Director

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